JPMORGAN DISTRIBUTION SERVICES, INC.

SERVICE AGREEMENT

and

SALES AGREEMENT

for

JPMORGAN MONEY MARKET FUNDS

The undersigned agrees to be bound by each of the attached Service Agreement and Sales Agreement with respect to the money market funds listed on Schedule B attached thereto as if the undersigned had executed each individually and the undersigned is signing this document for administrative convenience only.

Financial Intermediary Name	FINRA CRD Number
(Please Print or Type)

Address:

City:               State:             Zip Code:

Phone:              Fax:

By:
Authorized Signature

Print Name or Type Name

Title

Date

Wire Instructions:

Bank Name: __________________________________________________________

Account Name: ________________________________________________________

ABA Routing Number: ___________________________ Account Number: ___________________________

FCC: ___________________________

Additional reference details to include in the wire: ________________________________________________

Email address(es) per payment confirm statements to be sent: ______________________________________

JPMORGAN DISTRIBUTION SERVICES, INC.

SERVICE AGREEMENT

JPMORGAN MONEY MARKET FUNDS

This Agreement is entered into between the financial institution executing the cover document (“Financial Intermediary”) and JPMorgan Distribution Services, Inc. (“JPMDS”).

RECITALS

WHEREAS, each money market fund identified on Schedule B (a “MMF,” “Fund” or the “Funds”) is a series of JPMorgan Trust I, JPMorgan Trust II or Trust IV (the “Trust” or the ”Trusts”), which are open-end investment management companies and shares of each Fund are divided into separate classes (“Classes”);

WHEREAS, JPMDS serves as the Shareholder Servicing Agent for each of the Trusts pursuant to a Shareholder Servicing Agreement effective as of February 19, 2005 (the “Shareholder Servicing Agreement”);

WHEREAS, pursuant to the Shareholder Servicing Agreement, JPMDS is authorized to delegate the provision of some or all of the services contemplated by the Shareholder Servicing Agreement to financial intermediaries;

WHEREAS, Financial Intermediary is a financial institution with customers who are or may become owners or beneficial owners of shares of one or more Classes (“Customers”); and

WHEREAS, Financial Intermediary is willing to provide the services described below with respect to Customers who invest in shares of the Classes of the Funds listed on Schedules C1 and C2 on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

I.	Services

Financial Intermediary shall accept Customers’ instructions for transactions in shares of the Funds (“Shares”) and transmit them to the Funds in accordance and in compliance with the applicable current prospectus (“Prospectus”) and Statement of Additional Information (“SAI, ” and together with the Prospectus, the “Registration Statement”), the applicable rules, regulations and requirements, including, without limitation, Rule 22c-1(a) and other applicable rules under the Investment Company Act of 1940 (the “Investment Company Act”), and the provisions of this Agreement.

In addition, Financial Intermediary shall provide some or all of the services listed below with respect to the Customers who invest in the Classes of Shares indicated.

A. With respect to Customers who beneficially own Shares of the Classes listed on Schedule C1 the Financial Intermediary hereby agrees to perform some or all of the following shareholder services: (i) assisting in establishing and maintaining accounts with the Funds; (ii) answering Customer inquiries (through electronic and other means) regarding account status and history, Share prices, dividend amounts and payment dates, and the manner in which purchases and redemptions of Shares may be effected; (iii) providing Customers with information through electronic means; (iv) assisting Customers in completing application forms, designating and changing dividend options, account designations and addresses; (v) facilitating the settlement with the Funds of Customers’ Share transactions in accordance with the Funds’ Registration Statement and this Agreement; (vi) verifying Customer requests for changes to account information; (vii) handling correspondence from Customers about their accounts; and (viii) providing such other shareholder services as JPMDS or a Customer may reasonably request; and (ix) forwarding or causing to be forwarded to customers the Funds’ Registration Statement, periodic financial reports, proxy materials and other Fund communications as required to be delivered to, or received by, customers under Applicable Law or as reasonably requested by JPMDS or a Fund. If the Fund has a current effective summary prospectus (“Summary Prospectus”), Financial Intermediary may provide such Summary Prospectus in lieu of a Prospectus as permitted under Applicable Law, unless instructed otherwise by JPMDS or a Fund. Financial Intermediary shall respond to requests for a Prospectus, SAI, currently effective annual report or currently effective semi-annual report made by a customer directly to Financial Intermediary with the documents that JPMDS or a Fund has provided to it hereunder, including any applicable supplements, as required under Applicable Law. Unless instructed by JPMDS or a Fund to the contrary, Financial Intermediary may consolidate or utilize “household” mailing for the delivery of the above-described materials where permissible under, and in accordance with, Applicable Law, and, unless instructed by JPMDS or a Fund to the contrary, the delivery of the materials may be accomplished via electronic means, so long as the methodologies utilized by Financial Intermediary comply with Applicable Law relating to the delivery and receipt of such materials, including, but not limited to, that Financial Intermediary received informed consent from all applicable shareholders permitting the method and manner of such use, and Financial Intermediary maintains, and agrees to provide to JPMDS or a Fund upon request, records of each such delivery.

B. With respect to Customers who beneficially own Shares of the Classes listed on Schedule C2 the Financial Intermediary hereby agrees to perform some or all of the shareholder services listed in Section IA above and some or all of the following other related services: (i) aggregating and processing purchase and redemption orders for Shares on behalf of its Customers in accordance with the Prospectus and this Agreement; (ii) facilitating the transmission and receipt of funds in connection with Customers’ orders to purchase, redeem or exchange Shares; (iii) providing Customers with periodic statements showing the total number of Shares owned by the Customer, purchases and redemptions of Shares during the period covered by the statement, dividends and other distributions during the statement period, and such other information as may be required from time to time; (iv) processing dividend payments for the applicable Fund; (v) providing sub-accounting services to the applicable Trust for Shares held for the benefit of Customers; (vi) forward or cause to be forwarded to customers the Funds’ Registration Statement, periodic financial reports, proxy materials and other Fund communications as required to be delivered to, or received by, customers under Applicable Law or as reasonably requested by JPMDS or a Fund. If the Fund has a current effective summary prospectus (“Summary Prospectus”), Financial Intermediary may provide such Summary Prospectus in lieu of a Prospectus as permitted under Applicable Law, unless instructed otherwise by JPMDS or a Fund. Financial Intermediary shall respond to requests for a Prospectus, SAI, currently effective annual report or currently effective semi-annual report made by a customer directly to Financial Intermediary with the documents that JPMDS or a Fund has provided to it hereunder, including any applicable supplements, as required under Applicable Law. Unless instructed by JPMDS or a Fund to the contrary, Financial Intermediary may consolidate or utilize “household” mailing for the delivery of the above-described materials where permissible under, and in accordance with, Applicable Law, and, unless instructed by JPMDS or a Fund to the contrary, the delivery of the materials may be accomplished via electronic means, so long as the methodologies utilized by Financial Intermediary comply with Applicable Law relating to the delivery and receipt of such materials, including, but not limited to, that Financial Intermediary received informed consent from all applicable shareholders permitting the method and manner of such use, and Financial Intermediary maintains, and agrees to provide to JPMDS or a Fund upon request, records of each such delivery. (vii) providing Customers with such reports and information as may be required by tax laws and regulations; (viii) receiving, tabulating, and transmitting proxies executed by Customers; (ix) developing and maintaining facilities to enable transmission of Share transactions by electronic and non-electronic means; (x) providing transmission and other functionalities for Shares included in investment, retirement, asset allocation, cash management or sweep programs or similar programs or services offered to Customers by or through Financial Intermediary; and (xi) developing and maintaining check writing functionality.

II.	Transactions in Shares

A. The Financial Intermediary agrees that neither the Funds, JPMDS nor any of their affiliates or agents will have any responsibility or liability to review any purchase or redemption request which is presented by Financial Intermediary (i) to determine whether such request is genuine or authorized by the Customer or (ii) to determine the suitability of a particular Fund or Class for such Customer. The Funds, JPMDS and their affiliates and agents will be entitled to rely conclusively on any purchase or redemption request communicated to the Funds by Financial Intermediary, and will have no liability whatsoever for any losses, claims or damages to or against Financial Intermediary or any Customer resulting from the failure of Financial Intermediary to transmit any such request, or from any errors contained in any request.

B. The parties agree that in performing its services under this Agreement: (i) Except with regard to certain MMFs, as set forth in Section 4 of Schedule E of this Agreement, Financial Intermediary is acting as agent for the Customer and covenants and agrees to comply with all applicable terms and conditions of the Registration Statement; (ii) the Customer is for all purposes the customer of Financial Intermediary; (iii) each transaction is initiated solely upon the order of the Customer; (iv) as between Financial Intermediary and the Customer, the Customer will have full beneficial ownership of all Shares; (v) each transaction shall be for the account of the Customer and not for Financial Intermediary’s account; (vi) each transaction shall be without recourse to Financial Intermediary provided that Financial Intermediary acts in accordance with the terms of this Agreement; and (vii) Except for the limited purpose of receiving orders to purchase, redeem or exchange Shares (“Orders”) for Share transactions from its customers as described in Schedule E of this Agreement or with respect to redemptions for certain MMFs of customers who do not qualify as natural persons, as set forth in Schedule E of this Agreement, Financial Intermediary shall be deemed an independent contractor and shall have no authority to act as agent for JPMDS or the Funds.

C. JPMDS and the Funds reserve the right to reject any purchase request in their sole discretion.

III.	Representations, Warranties and Covenants

A. JPMDS represents and warrants that: (i) it has the requisite authority to enter into this Agreement and to make the payments contemplated herein; and (ii) that the payment to Financial Intermediary of any fees pursuant hereto is authorized under the Shareholder Servicing Agreement.

B. Financial Intermediary represents, warrants and agrees that: (i) it has the requisite authority to enter into this Agreement and to perform the services contemplated herein; (ii) the execution and delivery of this Agreement and the performance of the services contemplated herein have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the valid and binding obligation of Financial Intermediary; (iii) it is, and will, conduct its activities hereunder in material conformity with all applicable federal, state and industry laws or regulations, and will disclose its receipt of fees hereunder to Customers (and, if required, will obtain their consent to such receipt) in accordance with applicable laws and regulations; (iv) its services under Section I of this Agreement will in no event be primarily intended to result in the sale of Shares; and (v) it will maintain comprehensive general liability coverage and will carry a fidelity bond covering it and each of its employees and authorized agents with limits of not less than those considered commercially reasonable and appropriate under current industry practices, each issued by a qualified insurance carrier with a Best’s rating of at least “A,” and, upon JPMDS’ request, it will furnish a certificate of insurance evidencing such coverage.

Each party hereto agrees to provide to the other such information or documentation necessary for such party to fulfill its obligations hereunder and such other information or documentation as either party may reasonably request.

IV.	Fees

For the services provided by Financial Intermediary hereunder, JPMDS agrees to pay to Financial Intermediary a service fee with respect to each Fund at the annual rates and with respect to the Classes of Shares set forth on Schedules C1 and C2. If JPMDS is waiving its shareholder servicing fee from a Fund to manage the Fund’s expenses in extraordinary market conditions, JPMDS may, in its sole discretion, reduce the amount of, or eliminate entirely, the service fee payable to Financial Intermediary with respect to such Fund. If JPMDS reduces the service fee payable to Financial Intermediary, it will pay Financial Intermediary a fee at a blended rate that reflects the average reduction in the fee rate applicable to the shareholder service fee paid by the Fund to JPMDS for the month.

Financial Intermediary understands that any payments pursuant to this Agreement shall be paid only so long as this Agreement and the Shareholder Servicing Agreement are in effect. Financial Intermediary’s acceptance of any fees hereunder shall constitute its representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time Financial Intermediary accepts a fee hereunder) that the service fees set forth on Schedules C1 and C2 are appropriate to the services Financial Intermediary provides to Customers holding such Shares.

V.	Indemnification

A. Financial Intermediary shall indemnify and hold harmless JPMDS, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors (or trustees), and employees from all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from (i) any breach by Financial Intermediary of any representations, covenants or warranties in this Agreement or a material breach of any provision of this Agreement; (ii) any actions or omissions of JPMDS, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors (or trustees), and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Intermediary; and (iii) any willful misconduct or negligence (as measured by industry standards) of Financial Intermediary, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

B. JPMDS shall indemnify and hold harmless Financial Intermediary and its subsidiaries, affiliates, officers, directors, and employees from and against any and all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from: (i) any breach by JPMDS of any representations, covenants or warranties in this Agreement or any material breach of any provision of this Agreement; (ii) any alleged untrue statement of a material fact contained in any Fund’s registration statement or Prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and (iii) any willful misconduct or negligence (as measured by industry standards) of JPMDS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

C. Neither JPMDS nor Financial Intermediary shall be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability which the parties may otherwise have.

D. The agreement of the parties in this Section V to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. Such notice will be given by any means of prompt delivery that provides confirmation of receipt to the address provided by each party in this Agreement. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. The failure of the Indemnified Party to give notice as provided in this Sub-section (D) shall not affect the Indemnified Party’s right to indemnification hereunder except to the extent that the Indemnifying Party’s interest are actually prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

E. The provisions of this Section V shall survive the termination of this Agreement.

VI.	Effective Date, Amendment and Termination

A. This Agreement shall become effective as of the date executed by JPMDS or as of the first date thereafter upon which Financial Intermediary performs any service, or receives any payment pursuant hereto.

B. This Agreement may be amended by JPMDS from time to time by the following procedure. JPMDS will mail a copy of the amendment to Financial Intermediary’s address, as shown on the cover page hereof. If Financial Intermediary does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Intermediary’s objection must be in writing and be received by JPMDS within such thirty days.

C. This Agreement may be terminated as follows: (i) by any party as to any Fund without cause by giving the other party at least thirty (30) days’ written notice. The termination of this Agreement with respect to any one Fund will not cause the Agreement’s termination with respect to any other Fund. (ii) Notwithstanding the foregoing, this Agreement may be terminated at any time if required by applicable law, rule, regulation, order, or instruction by a court of competent jurisdiction or regulatory body or self-regulatory organization with jurisdiction over JPMDS or Financial Intermediary. (iii) This agreement also shall terminate immediately upon termination of the Shareholder Servicing Agreement.

VII.	Assignment and Governing Law

This Agreement may not be transferred or assigned (as that term is defined in the Investment Company Act) by either JPMDS or Financial Intermediary without the written consent of both parties, and shall be construed in accordance with the laws of the State of New York.

VIII.	Incorporation of Schedules A, B, C, D and E

Financial Intermediary and JPMDS agree that the attached Schedules A, B, C (including C1 and C2), D and E are incorporated into and made a part of this Agreement and all references herein to the Agreement shall include such Schedules. To the extent there is any conflict between this Agreement and Schedule E, Schedule E will control.

IX.	Counterparts; Severability.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that one or more provisions of this Agreement shall be held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless remain and continue in full force and effect. Facsimile or electronic PDF transmissions of any executed original document and/or retransmission of any executed facsimile or electronic PDF transmission shall be deemed to be the same as the delivery of an executed original.

JPMORGAN DISTRIBUTION SERVICES, INC.	FINRA CRD Number: 104234
Street Address:
1111 Polaris Parkway
Floor 2F, OH1-1299
Columbus, OH 43240

By:

Name:

Title:

Date:

JPMORGAN DISTRIBUTION SERVICES, INC.

SALES AGREEMENT

JPMORGAN MONEY MARKET FUNDS

This Agreement is entered into between the financial institution executing the cover document (“Financial Intermediary”) and JPMorgan Distribution Services, Inc. (“JPMDS”).

RECITALS

WHEREAS, each money market fund identified on Schedule B (a “MMF,” “Fund” or the “Funds”) is a series of JPMorgan Trust I, JPMorgan Trust II or JPMorgan Trust IV (the “Trust” or the ”Trusts”) which are open-end investment management companies and shares of each Fund are divided into separate classes (“Classes”);

WHEREAS, JPMDS serves as the distributor for each Trust pursuant to a Distribution Agreement between the Trust and JPMDS (the “Distribution Agreement”);

WHEREAS, pursuant to distribution plans adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the “Investment Company Act”) with respect to the shares of certain Classes (“Shares”), JPMDS is authorized to compensate financial intermediaries for their distribution or sales support in connection with the distribution of Shares to the financial intermediaries’ customers;

WHEREAS, Financial Intermediary is a financial institution with customers who are or may become owners or beneficial owners of Shares of one or more Classes (“Customers”); and

WHEREAS, Financial Intermediary is willing to provide distribution assistance in connection with the distribution of Shares.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

I.	Distribution Services

The Financial Intermediary hereby agrees to provide reasonable distribution and support assistance in connection with the distribution of Shares to Customers, which assistance may include marketing, distributing sales literature and advertising materials and administrative activities.

II.	Sales of Fund Shares

A. Financial Intermediary will offer and sell Shares only in accordance and in compliance with the applicable Registration Statement, the applicable rules, regulations and requirements, including, without limitation, Rule 22c-1(a) and other applicable rules under the Investment Company Act, and the provisions of this Agreement.

B. The Financial Intermediary agrees that neither the Funds, JPMDS nor any of their affiliates or agents will have any responsibility or liability to review any purchase or redemption request which is presented by Financial Intermediary (i) to determine whether such request is genuine or authorized by the Customer or (ii) to determine the suitability of a particular Fund or Class for such Customer. The Funds, JPMDS and their affiliates and agents will be entitled to rely conclusively on any purchase or redemption request communicated to the Funds by Financial Intermediary, and will have no liability whatsoever for any losses, claims or damages to or against Financial Intermediary or any Customer resulting from the failure of Financial Intermediary to transmit any such request, or from any errors contained in any request.

C. JPMDS and the Funds reserve the right to reject any purchase request in their sole discretion.

D. The parties agree that in performing its services under this Agreement: (i) Except with regard to certain MMFs, as set forth in Section 4 of Schedule E of this Agreement, Financial Intermediary is acting as agent for the Customer and covenants and agrees to comply with all applicable terms and conditions of the Registration Statement; (ii) the Customer is for all purposes the customer of Financial Intermediary; (iii) each transaction is initiated solely upon the order of the Customer; (iv) as between Financial Intermediary and the Customer, the Customer will have full beneficial ownership of all Shares; (v) each transaction shall be for the account of the Customer and not for Financial Intermediary’s account; (vi) each transaction shall be without recourse to Financial Intermediary provided that Financial Intermediary acts in accordance with the terms of this Agreement; and (vii) Except for the limited purpose of receiving orders to purchase, redeem or exchange Shares (“Orders”) for Share transactions from its customers as described in Schedule E of this Agreement or with respect to redemptions for certain MMFs of customers who do not qualify as natural persons, as set forth in Schedule E of this Agreement, Financial Intermediary shall be deemed an independent contractor and shall have no authority to act as agent for JPMDS or the Funds.

III.	Representations, Warranties and Covenants

A. JPMDS represents and warrants that: (i) It has the requisite authority to enter into this Agreement and to make the payments contemplated herein; and (ii) The payment to Financial Intermediary of any fees pursuant hereto is authorized under the Distribution Agreement and the distribution plans adopted by the Trusts.

B. Financial Intermediary represents, warrants and agrees that:

(i) It is registered a broker-dealer under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and any applicable states securities laws, or it is not required to be so registered as a result of entering into and performing the services set forth in this Agreement; that it is a member of the Financial Industry Regulatory Authority (“FINRA”); that Customers’ accounts are insured by the Securities Investors Protection Corporation (“SIPC”); and that, during the term of this Agreement, it will abide by all of the rules and regulations of FINRA including, without limitation, the FINRA Conduct Rules. Financial Intermediary agrees to notify JPMDS immediately in the event of (a) the termination of its coverage by SIPC, (b) its expulsion or suspension from FINRA or any foreign equivalent or (c) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Financial Intermediary’s expulsion from FINRA or any foreign equivalent will automatically terminate this Agreement immediately without notice. Suspension of Financial Intermediary from FINRA for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon JPMDS’ written notice of termination to Financial Intermediary; or

It is a bank, as that term is defined in Section 3(a)(6) of the Exchange Act, that engages in activities described in Section 3(a)(4) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal authorities with appropriate jurisdiction over the Financial Intermediary, especially those regulations dealing with the activities of the Financial Intermediary as described under this Agreement. Financial Intermediary agrees to notify JPMDS immediately of any action by or communication from state or federal banking authorities, state securities authorities, the SEC, or any other party which may affect its status as a bank or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Intermediary’s ability to act in accordance with the terms of this Agreement, including the loss of its exemption from registration as a broker, will terminate this Agreement effective upon JPMDS’ written notice of termination to Financial Intermediary;

(iii) It has the requisite authority to enter into this Agreement and to perform the services contemplated herein;

(iv) The execution and delivery of this Agreement and the performance of the services contemplated herein have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the valid and binding obligation of Financial Intermediary;

(v) It is, and will, conduct its activities hereunder in material conformity with all applicable federal, state and industry laws or regulations, and will disclose its receipt of fees hereunder to Customers (and, if required, will obtain their consent to such receipt) in accordance with applicable laws and regulations; and

(viii) It will maintain comprehensive general liability coverage and will carry a fidelity bond covering it and each of its employees and authorized agents with limits of not less than those considered commercially reasonable and appropriate under current industry practices, each issued by a qualified insurance carrier with a Best’s rating of at least “A,” and, upon JPMDS’ request, it will furnish a certificate of insurance evidencing such coverage.

Each party hereto agrees to provide to the other such information or documentation necessary for such party to fulfill its obligations hereunder and such other information or documentation as either party may reasonably request.

IV.	Fees

During the term of this Agreement, JPMDS will pay Financial Intermediary a distribution fee pursuant to the distribution plans adopted by the Funds pursuant to Rule 12b-1 under the Investment Company Act, (“Rule 12b-1 Fees”) as set forth on Schedule C2. JPMDS may, in its sole discretion, reduce the amount of, or eliminate entirely, Rule 12b-1 Fee payments. In addition, Rule 12b-1 Fees may be reduced or eliminated at any time if the distribution plans under which the fees are paid are materially amended or terminated either by the Board of the Funds or by vote of a majority of the outstanding shares of the Funds.

V.	Indemnification

A. Financial Intermediary shall indemnify and hold harmless JPMDS, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors (or trustees), and employees from all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from: (i) any breach by Financial Intermediary of any representations, covenants or warranties in this Agreement or a material breach of any provision of this Agreement; (ii) any actions or omissions of JPMDS, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors (or trustees), and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Intermediary; and (iii) any willful misconduct or negligence (as measured by industry standards) of Financial Intermediary, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

B. JPMDS shall indemnify and hold harmless Financial Intermediary and its subsidiaries, affiliates, officers, directors, and employees from and against any and all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from: (i) any breach by JPMDS of any representations, covenants or warranties in this Agreement or any material breach of any provision of this Agreement; (ii) any alleged untrue statement of a material fact contained in any Fund’s registration statement or Prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and (iii) any willful misconduct or negligence (as measured by industry standards) of JPMDS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

C. Neither JPMDS nor Financial Intermediary shall be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability, which the parties may otherwise have.

D. The agreement of the parties in this Section V to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. Such notice will be given by any means of prompt delivery that provides confirmation of receipt to the address provided by each party in this Agreement. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. The failure of the Indemnified Party to give notice as provided in this Sub-section (D) shall not affect the Indemnified Party’s right to indemnification hereunder except to the extent that the Indemnifying Party’s interest are actually prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

E. The provisions of this Section V shall survive the termination of this Agreement.

VI.	Certification of Customers’ Taxpayer Identification Numbers

Financial Intermediary agrees to obtain any taxpayer identification number certification from Customers required under the Code, as amended, and any applicable Treasury regulations, and to provide JPMDS, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding. Financial Intermediary will not knowingly accept or act upon any instruction to purchase Shares from a customer located outside the United States of America or for the account of any non-US person.

VII.	[Reserved]

VIII.	Effective Date, Amendment and Termination

A. This Agreement shall become effective as of the date executed by JPMDS or as of the first date thereafter upon which Financial Intermediary executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any other agreements between the parties with respect to the offer and sale of Shares and other matters covered herein.

B. This Agreement shall continue in effect, with respect to Rule 12b-1 Fees payable by each Fund, until the October 31st following the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Board of the Funds, including a majority of the members of the Board of the Funds who are not interested persons of the Funds cast in person at a meeting called for that purpose.

C. This Agreement may be amended by JPMDS from time to time by the following procedure. JPMDS will mail a copy of the amendment to Financial Intermediary’s address, as shown on the signature page hereof. If Financial Intermediary does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Intermediary’s objection must be in writing and be received by JPMDS within such thirty days.

D. Notwithstanding the foregoing, this Agreement may be terminated as follows: (i) at any time, without the payment of any penalty, by the vote of a majority of the members of the Board of the Funds who are not interested persons of the Funds or by a vote of a majority of the outstanding voting shares as defined in the Investment Company Act on not more than sixty (60) days’ written notice to the parties to this Agreement; (ii) automatically in the event of the Agreement’s assignment as defined in the Investment Company, upon the termination of the Distribution Agreement, or upon the termination of the applicable distribution plan(s); and (iii) by any party to this Agreement without cause by giving the other party at least thirty (30) days’ written notice.

E. The termination of this Agreement with respect to any one Fund will not cause the Agreement’s termination with respect to any other Fund.

IX.	Incorporation of Schedules A, B, C, D and E

Financial Intermediary and JPMDS agree that the attached Schedules A, B, C (including C1 and C2), D and E are incorporated into and made a part of this Agreement and all references herein to the Agreement shall include such Schedules. To the extent there is any conflict between this Agreement and Schedule E, Schedule E will control.

X.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York.

XI.	Counterparts; Severability.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that one or more provisions of this Agreement shall be held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless remain and continue in full force and effect

JPMORGAN DISTRIBUTION SERVICES, INC.	FINRA CRD Number: 104234
Street Address:
1111 Polaris Parkway
Floor 2F, OH1-1299
Columbus, OH 43240

By:

Name:

Title:

Date:

SCHEDULE A

GENERAL PROVISIONS INCORPORATED INTO THE SERVICES AGREEMENT AND THE SALES AGREEMENT (THE “AGREEMENTS”)

A1.	Confidentiality

A. Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans or product development, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of the Agreements (the “Proprietary Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner’s business. Each party agrees that should it come into possession of Proprietary Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by the Agreements; (ii) with the written consent of the other party; or (iii) as required by law or judicial process or as requested by any governmental agency or regulatory authority. Proprietary Information shall not include information a party to the Agreements can clearly establish was (a) known to the party prior to the Agreements; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to the Agreements; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon Proprietary Information. In the event that a party (“disclosing party”) is requested or required by law to disclose any Proprietary Information, the disclosing party shall provide the other party (“non-disclosing party”) with prompt written notice, unless notice is prohibited by law, of any such request or requirement so that the non-disclosing party may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to any governmental agency or regulatory authority having jurisdiction over the disclosing party or its affiliates.

B. All information, including “nonpublic personal information” as that term is defined in Regulation S-P, relating to shareholders of the Funds who are Customers is and shall remain the sole property of the Funds and the Financial Intermediary and shall not be disclosed to or used by the Funds, the Financial Intermediary, JPMDS, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under the Agreements and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section A1 B shall not prohibit the Financial Intermediary, the Funds, JPMDS, or any of their affiliates from utilizing the names of Customers for any purpose if the names are obtained in any manner other than from Financial Intermediary pursuant to either of the Agreements.

C. If applicable, Financial Intermediary will deliver the Funds’ privacy policy as required by Regulation S-P.

D. The provisions of this Section A1 shall survive the termination of the Agreements.

A2.	Anti-Money Laundering

Financial Intermediary represents that it has established an Anti-Money Laundering Program (“AML Program”) that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Its AML Program includes written policies and procedures regarding the i) verification of the identity of its Customers and the source of Customers’ funds, and ii) reporting of any suspicious transactions in a Customer’s account. Financial Intermediary agrees to cooperate with JPMDS to satisfy JPMDS’ AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. Financial Intermediary will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds and/or JPMDS with any requested information about Customers and their Fund accounts in the event that the Funds and/or JPMDS shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

A3.	ERISA

Financial Intermediary acknowledges and agrees that when JPMDS engages in marketing and sales activities with Financial Intermediary pursuant to the Sales Agreement (i) JPMDS does not acknowledge that it is a fiduciary (“Fiduciary”) within the meaning of Section 3(21) of the ERISA with respect to any Customer the assets of which are subject to regulation under Title I of ERISA and/or Section 4975 of the Code (including any Customer assets that are held in an investment contract, product or entity that are deemed to hold plan assets subject to such regulation as determined pursuant to Section 3(42) of ERISA and the regulations promulgated thereunder) (collectively, “Plan

Investors”); (ii) JPMDS specifically disclaims such Fiduciary status whether or not JPMDS participates in any arrangement in which a Plan Investor or its representatives may be present, as requested by or at the direction of Financial Intermediary; and (iii) JPMDS does not recommend the use of any Fund to a specific Plan Investor or category of Plan Investors. In addition, Financial Intermediary is a fiduciary under ERISA and is responsible for evaluating the investment risks, including the investment program contemplated by this Agreement, and it exercised independent judgment in connection with its decision to appoint JPMDS as set forth herein.

To the extent Shares are purchased by Customers through a defined contribution plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”): (i) the arrangements provided for in this Agreement will be disclosed to the Plan(s) through their representatives and; (ii) its receipt of fees pursuant to this Agreement and the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA and Section 4975 of the Code;

A4.	Miscellaneous

A. Use of Names. Neither party shall use the name (or any trademark, trade name, service mark or logo) of the other party or its affiliates or, in the case of Financial Intermediary, of the Funds, in any manner without the other party’s written consent, except as required by any applicable federal or state law, rule or regulation, and except that Financial Intermediary may identify the Funds in a listing of funds offered by Financial Intermediary.

B. Representations with Respect to the Funds. Financial Intermediary and its agents shall not make any representation concerning a Fund or Shares, except those contained in the Prospectus or SAI, in current material furnished by JPMDS to Financial Intermediary, or in materials created by Financial Intermediary and submitted to and approved in writing by JPMDS.

C. Nonexclusivity. JPMDS acknowledges that Financial Intermediary may perform services similar to those to be provided under the Agreements to other investment companies, investment company sponsors, or service providers to investment companies. JPMDS may enter into other similar agreements for the provision of such services with any other person or persons without Financial Intermediary’s consent.

D. Force Majeure. Neither Financial Intermediary nor JPMDS nor their respective affiliates shall be liable to the other or to any Fund for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable control, provided that such party has exercised such reasonable diligence as the circumstances require.

E. Security Against Unauthorized Use of Funds’ Recordkeeping Systems. Financial Intermediary agrees to provide such security as is necessary to prevent any unauthorized use of the Funds’ recordkeeping system, accessed via (a) the world wide web or any URL maintained by the Funds or JPMDS, (b) a networking/data access arrangement or (c) computer hardware or software provided to Financial Intermediary by JPMDS.

F. Notices. Except as otherwise specifically provided in the Agreements, all notices required or permitted to be given pursuant to the Agreements shall be given in writing and delivered by: (i) personal delivery; (ii) postage prepaid, registered or certified United States first class mail, return receipt requested; (iii) overnight courier services; or (iv) facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein).

Unless otherwise notified in writing, all such notices shall be given or sent to the Financial Intermediary at the address on the cover page hereof and to JPMDS at the address on the signature page hereof, Attention: President.

G. Records. Financial Intermediary will maintain all records (1) required to be kept by state and federal law, regulation or rules relating to the provision of the services contemplated under the Agreement, (2) necessary or appropriate to demonstrate its compliance with the terms and conditions of the Registration Statement or the Agreement, or (3) necessary to make required regulatory reports. Upon the request of the JPMDS, a Fund or their authorized agents, Financial Intermediary shall provide any current annual reports on internal controls prepared by an independent auditor pursuant to either Statement for Attestation Engagements No. 16 (“SSAE 16”) (or any successor provision) or the Financial Intermediary Controls and Compliance Assessment (“FICCA”), and such other similar or related documents as reasonably requested (collectively, “Audit Documents”). Financial Intermediary acknowledges that JPMDS or the Funds may use a third party vendor to review and assess the contents of the Audit Documents, and, notwithstanding anything herein to the contrary, Financial Intermediary consents to JPMDS and the Funds sharing such Audit Documents with the third party vendor.

H. Delegation of Duties. Either party may employ an affiliate or a third party to perform any services required to enable the party to perform its functions under this Agreement. The delegating party will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve the delegating party of any of its obligations under this Agreement. The delegating party agrees that it remains liable to the other party for an affiliate’s or third party’s compliance with this Agreement, applicable regulations and requirements to the same extent as if the delegating party itself had acted or failed to act instead of the affiliate or third party.

SCHEDULE B

JPMORGAN MONEY MARKET FUNDS

Prime Money Market Fund

Federal Money Market Fund

Institutional Tax Free Money Market Fund

100% U.S. Treasury Securities Money Market Fund

U.S. Treasury Plus Money Market Fund

U.S. Government Money Market Fund

Tax Free Money Market Fund

Municipal Money Market Fund

California Municipal Money Market Fund

New York Municipal Money Market Fund

Liquid Assets Money Market Fund

SCHEDULE C

CALCULATION AND PAYMENT OF FEES PURSUANT TO SECTIONS IV OF THE AGREEMENTS

A. JPMDS agrees to pay to Financial Intermediary a fee or fees set forth on the following pages, with respect to the classes of shares of each Fund listed on the following Schedules C1 and C2, calculated daily and paid monthly in arrears, at an annual rate based on the average daily net asset value of the total number of such shares of a Fund held in accounts at Financial Intermediary (determined by multiplying the number of such shares times the publicly-reported net asset value of each share), excluding the value of (i) shares held in an account with Financial Intermediary prior to the effective date of the Agreement as to the Class of shares of the Fund issuing such shares, and (ii) shares first placed or purchased in an account with Financial Intermediary after the termination of the Agreement as to the Fund issuing such shares. Fees are paid on assets held in accounts on the Fund’s Transfer Agency system where the Firm is listed as dealer of record.

JPMDS reserves the right not to pay fees to Financial Intermediary if Financial Intermediary’s fee payments for a given month are deemed to be de minimis. JPMDS currently adheres to a $25.00 de minimis threshold, but reserves the right to change that threshold from time to time.

For the payment period in which the Agreements become effective or terminate, there shall be an appropriate pro-ration of the fee on the basis of the number of days that the Agreements are in effect during the period.

B. JPMDS shall pay Financial Intermediary such fee by wire transfer or other form acceptable to Financial Intermediary and the payment shall be separate from payments related to redemption proceeds and distributions.

SCHEDULE C1

Name of Class	Service Fee		Distribution Fee	Total Service Fees
Capital Shares		%	N/A		%
Institutional Shares		%	N/A		%
Agency Shares		%	N/A		%

SCHEDULE C2

Name of Class	Service Fee		Distribution Fee		Total Service and Distribution Fees
Premier Shares		%	N/A			%
Morgan Shares		%	%	*		%
Reserve Shares		%	%			%

Note: Not all share classes are available in all of the Funds.

*	There is no Distribution Fee on Morgan Shares of the Prime Money Market Fund.

SCHEDULE D

OPERATING PROCEDURES

JPMDS and Financial Intermediary shall follow the following operating procedures in connection with transactions in Fund shares by Customers through Financial Intermediary, except as otherwise agreed to in writing by the parties.

A. Customers’ orders to purchase and redeem Fund shares must be received by JPMDS or the Funds’ transfer agent from Financial Intermediary prior to the order deadlines listed in the Prospectus for the orders to be effective the same day.

B. The execution of orders under the Agreement for MMFs will be subject to the terms of the Registration Statement and dividends for all Funds shall accrue as set forth in the Fund’s Registration Statement; payments for MMF shares shall be made as specified in the Registration Statement, provided, however, if payment for any purchase order is not received in accordance with the terms of the Registration Statement, JPMDS reserves the right, without notice, to cancel the sale and to charge Financial Intermediary to compensate JPMDS or the MMF’s transfer agent if either advanced the funds for the purchase and the Fund for any expenses or losses..

C. JPMDS will make available to Financial Intermediary, via DTCC’s Mutual Fund Service Profile II, a list of the states or other jurisdictions in which each Fund’s shares are eligible for sale, which list may be revised from time to time. Financial Intermediary agrees to sell or offer to sell shares of a Fund only in the states and other jurisdictions appearing on the most recent list made available by JPMDS. Financial Intermediary will not knowingly accept or act upon any instructions to purchase Shares from a customer located outside the United States of America or for the account of any non-US person.

Financial Intermediary agrees to provide each Fund, each Fund’s transfer agent and/or other parties designated by them with an automated file in a form mutually agreeable to JPMDS and Financial Intermediary, on a daily basis, containing information necessary for the Fund to make blue sky and other regulatory filings, including, without limitation: (1) the amount of sales by state or jurisdiction of residence for each Fund shareholder for which Financial Intermediary provides services under this Agreement; (2) information designating whether each sale is an initial or subsequent purchase; (3) social codes or other account type fields for each sale; and (4) such other information as is necessary to determine the amounts exempt from reporting under state law. For purposes of (1), if requested by JPMDS, the Financial Intermediary shall, with respect to the sales for such shareholder, provide the amount of sales by state or jurisdiction of residence where the investment decision to invest in the Fund is made rather than where the shareholder is located to the extent Financial Intermediary has knowledge that the investment decision is made in a state other than the state or jurisdiction of residence of the shareholder.

D. Financial Intermediary will notify JPMDS of its authorized persons who may act on its behalf as it relates to Financial Intermediary’s Customers, including, but not limited to: opening accounts with the Funds; purchase, redemption and exchange of Shares; instructions to change Customer bank wiring instructions; and, instructions to change Customer account information as provided by Financial Intermediary. Financial Intermediary agrees to notify JPMDS immediately if any authorized person ceases to have authority to act on its behalf.

SCHEDULE E

SHAREHOLDER ELIGIBILITY AND LIQUIDITY FEE PROVISIONS

The following Schedule E applies to MMFs, which are also subject to the Agreement. To the extent there is any conflict between this Schedule E and the Agreement, Schedule E will control. The MMFs advised by J.P. Morgan Investment Management Inc. or its affiliates disclose in their Registration Statement that the MMFs are subject to certain limitations and restrictions pursuant to amendments to Rule 2a-7 under the Investment Company Act, as adopted by the Securities and Exchange Commission (“SEC”) (as may be amended from time-to-time, “Rule 2a-7”), including provisions relating to the calculation of net asset values (“NAVs”), imposition of liquidity fees on redemptions, and shareholder eligibility requirements. This Schedule E sets forth the obligations of the parties with respect to, among other items, shareholder eligibility and liquidity fees of MMFs, including provisions specific to retail money market funds (as defined under Rule 2a-7, “Retail MMFs”) or to those MMFs that do not qualify as government money market funds (as defined under Rule 2a-7) or Retail MMFs, or that cease to qualify as such (each, an “Institutional Non-Government MMF”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement.

1.	General

(i)

Financial Intermediary covenants and agrees to comply with all applicable terms and conditions of the Registration Statement, including but not limited to (1) the placing or processing of purchase, redemption and exchange orders and the timing thereof, (2) the implementation of liquidity fees, and (3) with respect to Retail MMFs, compliance with shareholder eligibility requirements as disclosed in the Registration Statement or as otherwise required by Rule 2a-7 or as interpreted by the SEC or its staff.

(ii)

Upon a MMF’s reasonable request, Financial Intermediary agrees to promptly provide the MMF or its designee with information separating customer orders received before and after each calculation of NAV (which may occur multiple times each day) or a time after which a MMF imposed, lifted or modified a liquidity fee for the MMF or its designee to validate the timing of Financial Intermediary’s receipt of orders to purchase, redeem or exchange the MMF’s shares (“Orders”) in good form.

2.	Liquidity Fees

(i)

Financial Intermediary agrees to promptly take such actions reasonably requested by a MMF or JPMDS, to impose, lift, or modify a liquidity fee, or assist the MMF or JPMDS in imposing, lifting or modifying a liquidity fee.

(ii)

If a MMF implements a liquidity fee, unless the Financial Intermediary undertakes to calculate and remit liquidity fees in accordance with the MMFs’ reasonable directions, the Financial Intermediary authorizes the MMF or JPMDS to calculate the liquidity fees owed to the MMF as a result of redemptions submitted through the Financial Intermediary (the “Fee Amount”) following the imposition of the liquidity fee and to withhold an amount equal to the Fee Amount from any redemption proceeds or other payments that the MMF owes to the Financial Intermediary in its sole discretion.

(iii)

Financial Intermediary may be notified by a MMF that a liquidity fee has been implemented via email, phone call, website disclosure or the filing of a supplement to the Registration Statement. To facilitate a MMF’s or JPMDS’s ability to calculate the Fee Amount, following such notification, the Financial Intermediary agrees to provide the MMF or JPMDS, before each NAV Calculation Time (as defined below), with the gross dollar amount and number of MMF shares that the Financial Intermediary’s customers tendered for redemption before the NAV Calculation Time and, if requested by the MMF, after the time at which the liquidity fee was imposed or before the time at which the liquidity fee was terminated or modified, as applicable.

(iv)

To the extent required under applicable law or the terms of a MMF’s Registration Statement, Financial Intermediary further agrees to promptly re-confirm with its customers their intent to execute trades submitted during the implementation of a liquidity fee.

(v)

Financial Intermediary acknowledges that a MMF may pay a redemption request that the MMF determines in its sole discretion has been received in good order by the MMF or its agent before the imposition of a liquidity fee, provided, however, that the MMF or JPMDS may require the Financial Intermediary to provide evidence of receipt of the redemption request in good order prior to the applicable implementation time in its sole discretion.

3.	Retail MMFs

(i)

To the extent a MMF operates as a Retail MMF, Financial Intermediary agrees, with respect to any shares of the Retail Fund purchased or held by or on behalf of its customers,: (1) it has adopted and implemented policies, procedures and internal controls reasonably designed to limit all beneficial owners of such Retail MMF shares to natural persons (as such term is used or interpreted by the SEC or its staff), (2) it has taken commercially reasonable efforts to ensure that all current and future beneficial owners of such Retail MMF shares are natural persons, and (3) it will promptly redeem any such Retail MMF shares of customers who do not qualify as natural persons.

(ii)

Upon the reasonable request of JPMDS, a Retail MMF or its authorized agent, Financial Intermediary will provide (1) copies (or a summary) of the policies, procedures and internal controls required under Section 3.(i) of this Schedule E, and (2) information or certification as to the adequacy of such procedures and the effectiveness of their implementation, in such form as may be reasonably satisfactory to the Retail MMF or JPMDS.

(iii)

In the event the Financial Intermediary cannot redeem shares as provided in Section (i) of this Schedule E, the Financial Intermediary will promptly notify the Retail MMF and will comply with any requests from the Retail MMF or JPMDS relating to the involuntary redemption of such shares (including shares held in an omnibus account).

4.	Intraday NAV MMFs (No Agency)

With respect to a MMF that discloses in its Registration Statement that it calculates its NAV multiple times during each day the MMF is open for business (each such time, an “NAV Calculation Time”)(an “Intraday NAV MMF”), the parties agree as follows:

(i)

With respect to an Intraday NAV MMF that is (1) an Institutional Non-Government MMF or (2) any other Intraday NAV MMF that begins to transact at a floating NAV reflecting current market-based values of their portfolio securities, notwithstanding anything herein or in the Agreement to the contrary, the Financial Intermediary shall not serve as the MMF’s dealer, agent or designee for purposes of Rule 22c-1 under the Investment Company Act in connection with the receipt of Orders. For the avoidance of doubt, Financial Intermediary remains an agent of the MMF for any other purposes provided in the Agreement other than the receipt of Orders.

(ii)

Orders submitted in accordance with the Registration Statement will be effected at the NAV calculated at the next NAV Calculation Time following acceptance of the Order in good form by the Intraday MMF, JPMDS, transfer agent or other agent authorized by the Intraday MMF to accept Orders.

(iii)

The Financial Intermediary understands and agrees that it is solely responsible for: (1) transmitting Orders to an Intraday NAV MMF on a timely basis and (2) any losses to its customers for Orders accepted by the Financial Intermediary before, but received and accepted by the Intraday NAV MMF after, a NAV Calculation Time.

5.	Intraday NAV MMFs (Agency)

(i)

With respect to an Intraday NAV Fund not covered in Section 4 of this Schedule E for which the Financial Intermediary is permitted under the Agreement to serve as the MMF’s agent for the purpose of receiving Orders, all Orders will be transmitted electronically or by facsimile to JPMDS or the Funds by the time that is listed in the Registration Statement or agreed upon by the parties.

(ii)

Orders submitted in accordance with Section 5.(i) of this Schedule E will be effected at the NAV calculated at the next NAV Calculation Time following acceptance of the Order in good form by the Financial Intermediary.